UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2023

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On March 27, 2023, JELD-WEN Holding, Inc. (the “Company”) appointed Michael A. Leon as the Company’s Senior Vice President and Chief Accounting Officer, replacing Scott Vining. Mr. Vining will be leaving the Company after the Company’s first quarter financial close to ensure a smooth transition. Mr. Vining’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Mr. Leon has extensive financial and accounting experience, including financial reporting, financial planning and analysis, mergers and acquisitions, and internal audit, among others. From June 2018 to March 2023, Mr. Leon served as Chief Accounting Officer and Corporate Controller of Sealed Air Corporation, where he was also Assistant Corporate Controller from December 2014 until June 2018. Prior to Sealed Air, Mr. Leon held various accounting and finance positions with increasing levels of responsibilities at several diversified global manufacturing companies, including SPX Corporation, United Technologies Corporation and Goodrich Corporation. Mr. Leon has a Masters of Accounting degree from the University of South Carolina.
Pursuant to his employment agreement, Mr. Leon’s compensation includes a base salary of $380,000 per year; participation in the Company’s management incentive plan with a target incentive award of 50% of his base salary; participation in the Company’s long-term equity incentive plan with a target of 100% of his base salary; an award of 100,000 restricted stock units, which will vest in equal installments on each the second anniversary and third anniversary of March 27, 2023; and participation in the employee retirement, savings and welfare benefit plans and programs made available to the Company’s employees.
There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Leon and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer. There is no arrangement or understanding between Mr. Leon and any other person pursuant to which he was selected as the Company’s Chief Accounting Officer, and he does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed at this time under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023		JELD-WEN HOLDING, INC.

	By:	/s/ Roya Behnia
Roya Behnia
Executive Vice President, Chief Legal Officer and Corporate Affairs